Exhibit 99

VF Corporation Senior Vice President & Chief Financial Officer Robert K. Shearer to Retire in March 2015

Scott A. Roe Named to Succeed Shearer

GREENSBORO, N.C.--(BUSINESS WIRE)--October 1, 2014--VF Corporation (NYSE:VFC), a leader in branded lifestyle apparel and footwear, today announced that Senior Vice President & Chief Financial Officer Robert K. Shearer will retire in March 2015, after 28 years with the company.

VF named Scott A. Roe, 49, currently Vice President, Controller and Chief Accounting Officer, to succeed Shearer in the role of Chief Financial Officer.

“Bob’s commitment to VF, our people, our shareholders and the consumers of our 30-plus brands is unsurpassed,” said Eric C. Wiseman, Chairman, President and Chief Executive Officer of VF. “His focus is always on creating shareholder value through growth and an effective business model. Bob has the uncommon ability to be both strategic and execution-minded. Over the years he has been an outstanding partner to me and the rest of the VF management team around the world.”

Wiseman continued, “While Bob is one of the most accomplished business leaders I have ever worked with, he is an equally successful leader of people. He has led the development of a global finance team that functions as business partners to brand leaders, while instilling a consistently high standard of financial discipline and performance.

“Bob will actively serve in his role until the end of next March, and we know his powerful leadership, focus on total shareholder return, mentoring and commitment to a seamless transition will mark every minute,” Wiseman said. “The timing of this announcement allows everyone ample time to ensure a smooth and orderly transition that will help us continue the strong financial performance our shareholders have come to expect of VF.

“Scott Roe brings strong leadership, insight and a deep understanding of VF’s financial model,” Wiseman said. “He has worked closely with Bob and the VF leadership team for many years. He is an active member of our Operating Committee and has helped to drive the financial success we’ve achieved. Scott is completely and uniquely qualified to succeed Bob.”

Shearer, 62, joined VF in 1986 as Assistant Controller and was promoted to Vice President, Controller in 1994. He was named Vice President and Chief Financial Officer in 1998 and was elevated to Senior Vice President and Chief Financial Officer in 2005. In that role, he is responsible for leading VF’s global Finance, Tax, Treasury, Audit, Accounting and Controls, Financial Reporting, Real Estate, Risk Management, Global Business Technology, Investor Relations, Aviation and Corporate Communications organizations.

During Shearer’s tenure as Chief Financial Officer, VF’s revenues have more than doubled to $11.4 billion in 2013. The company’s share price has increased five-fold during his time as CFO. All along, VF has maintained a strong balance sheet. In 2013 and 2014, buy-side analysts voted him “Best CFO" in the Consumer Apparel, Footwear & Textiles sector. Under Shearer’s leadership, VF’s Investor Relations function was also named one of the sector’s best.

Roe joined VF in 1996 as an Audit Manager, and since that time has held multiple positions of increasing responsibility within the company’s Finance organization. In 2012, Roe was promoted to Vice President of Finance for VF Corporation, based in Greensboro, N.C., after serving as Vice President and Chief Financial Officer for VF International, which is headquartered in Switzerland. He was a key participant in building VF’s growing International platform.

Roe will report to Wiseman. He began his career as a Senior Auditor for Ernst & Young, serving Fortune 500 clients in the apparel, manufacturing and service industries. He then held several roles with Blue Circle Inc. and Alumax Inc. (now part of Alcoa), where he served as Division Controller prior to joining VF. Roe received a bachelor’s degree in Accounting from the University of Tennessee in 1987, and earned his C.P.A. license in 1990.

About VF

VF Corporation (NYSE: VFC) is a global leader in the design, manufacture, marketing and distribution of branded lifestyle apparel, footwear and accessories. The company’s highly diversified portfolio of 30 powerful brands spans numerous geographies, product categories, consumer demographics and sales channels, giving VF a unique industry position and the ability to create sustainable, long-term growth for our customers and shareholders. The company’s largest brands are The North Face®, Vans®, Timberland®, Wrangler®, Lee® and Nautica®. For more information, visit www.vfc.com.

Forward Looking Statements

Certain statements included in this release and the attachments are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve a number of risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the level of consumer demand for apparel and footwear; disruption to VF’s distribution system; VF's reliance on a small number of large customers; the financial strength of VF's customers; VF's ability to implement its growth strategy; VF's ability to grow its international and direct-to-consumer businesses; VF and its customers’ ability to maintain the strength and security of its information technology systems; stability of VF's manufacturing facilities and foreign suppliers; continued use by VF's suppliers of ethical business practices; VF's ability to protect trademarks and other intellectual property rights; foreign currency fluctuations; changes in tax liabilities, and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect VF's financial results is included from time to time in VF's public reports filed with the Securities and Exchange Commission, including VF's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

CONTACT:
VF Corporation
Craig Hodges, 336-424-5636
Director, Public Relations
or
Lance Allega, 336-424-6082
Vice President, Investor Relations